Supplemental Corporate Presentation July 2016

Forward-Looking Statements This presentation includes statements that are, or may be deemed, ‘‘forward-looking statements.’’ In some cases, these forward- looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this presentation and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the strength and breadth of our intellectual property, expectations regarding financial condition, liquidity, the length of time that we will be able to continue to fund our operating expenses and capital expenditures, our previously announced bankruptcy proceeding and our ability to sell our assets pursuant to Section 363 of the United States Bankruptcy Code. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation as a result of, among other factors, the factors referenced in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 29, 2016. Any forward-looking statements that we make in this presentation speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation, except as required by law. You should read carefully our Forward-Looking Statements and the factors described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 29, 2016, to better understand the risks and uncertainties inherent in our business. 2

Objective:  Evaluate safety and efficacy of Pyridorin at a 300 mg twice daily dose compared to placebo to reduce the rate of renal disease progression due to type 2 diabetes mellitus Patient Population:  Type 2 diabetic subjects  Baseline SCr >1.3 and <3.0 mg/dL (eGFR > 20 ml/min)  Protein/creatinine ratio (PCR) of at least 1200 mg/g  Stable dose of ACEI/ARB for 6 months Overall Trial Design  600 patients with overt diabetic nephropathy at approximately 150 centers worldwide  Event-driven trial with an estimated duration of approximately 3.5 years Powering  90% powering to detect a 28% treatment effect (57% treatment effect observed in Phase 2b study in similar patient population) Endpoint:  Time to a 50% SCr increase or ESRD Overview of Phase 3 Study - PIONEER 3

4 Phase 3 Progress  As of April 30, 2016, 328 patients (out of 600) were enrolled during the first of two phase 3 trials required for approval (total of 1,200 patients)  The study successfully passed three DSMB reviews (2/21/2015; 7/29/2015; 1/21/2016)  The study was halted due to financial considerations by the Company in February 2016  The Company unblinded the Phase 3 study to analyze the interim data collected to corroborate its hypothesis of the Phase 2b trial

5 Phase 3 Data – Change from Baseline in SCr (Unblinded Data From Terminated Phase 3 Trial – PYR-311 ) P 300mg bd P 300mg bd P 300mg bd S C r m g/ dL + S E ( C hange fr om B aseline ) 0.0 0.1 0.2 0.3 0.4 0.5 0.6 n= 92 n=94 n= 55 n=50 n= 23 n=21 6 months 9 months 12 months All randomized subjects P=0.27 P=0.89 P=0.57

Phase 3 Data – Change from Baseline in SCr by Baseline SCr (SCr < 2mg/dL vs ≥2mg/dL at 6 Months)



SCr mg/dL + SE (Change from Baseline)
0.6
0.5
0.4
0.3
0.2
0.1
0.0
P=0.647
P=0.164
n= 40
P
n=38
300mg bd
n= 52
P
n=56
300mg bd
Baseline SCr <2mg/dL
Baseline SCr ≥2mg/dL
All randomized subjects - 6 months

NephroGenex

6

Phase 3 Data - Slope Analysis: Pyridorin vs Placebo 7 Baseline to Month 9 Baseline to Month 12 Month 3 to Month 12 Estimate (SE) -0.0010 (0.00218) -0.0002 (0.00182) -0.0004 (0.00215) 95% CI (-0.0053, 0.0032) (-0.0037, 0.0034) (-0.0046, 0.0038) P-value 0.6314 0.9272 0.8522

Phase 2b & 3 Data: Historical Comparison at 6 months 8 PYR 311 at 26 weeks (Terminated Phase 3 Study) NS, P=0.27 n=92 n=94

Phase 2b & 3 Data: Historical Comparison at 12 months 9 PYR-210 (Phase 2b – Month 12) PYR-311 (Terminated phase 3 – Month 12) P=0.57 n=23 n=21

Phase 3 – Safety Data Summary Phase 3 study was actively monitored by a Data Safety Monitoring Board and no safety issues were highlighted. At the time of study termination, three reviews had been undertaken with recommendations to continue the study as planned at each review (2/21/2015; 7/29/2015; 1/21/2016). Adverse experiences: • 168 subjects experienced Treatment Emergent Adverse Events (TEAE) (54.4%) defined as onset on or after the first dose of study medication; • 23 subjects (7.4%) with drug-related Adverse Events, • 18 subjects (5.8%) with TEAEs leading to discontinuation. Serious Adverse Events (SAE) • There were 69 subjects (22.3%) with SAEs and one subject with a drug-related SAE (subject 200- 001 with elevated liver transaminases). • 7 deaths were reported during the study from: • Sepsis • Lung cancer • Pancreatic cancer • Septic shock • Acute respiratory failure • Choking • Unknown cause (history of COPD exacerbation, acute renal failure, pneumonia) 10